EXHIBIT 5.1

June 29, 2020

Stark Focus Group, Inc.

Suite 3001, 505 6th Street SW

Calgary AB T2P 1X5

Ladies and Gentlemen:

Re:	Stark Focus Group, Inc. - Registration Statement on Form S-1

We have acted as counsel to Stark Focus Group, Inc. (the ”Company”), a corporation organized under the laws of Nevada, in connection with the registration by the Company of an aggregate of 1,950,830 shares of common stock, each with a par value of $0.0001 (the ”Shares”) for resale (the ”Resale”) by the Selling Shareholders (as defined in the Registration Statement) pursuant to a registration statement on Form S-1 (as amended or supplemented, the ”Registration Statement”), which Registration Statement was initially filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2020 under the United States Securities Act of 1933, as amended (the ”Act”).

In connection with rendering the opinion set forth below, we have reviewed: (i) the Registration Statement and exhibits thereto; (ii) the Company’s Articles of Incorporation; (iii) the Company’s Bylaws; (iv) certain records of the proceedings of the Board of Directors of the Company relating to the proposed issuance of the Shares; and (v) such statutes, records and other documents and matters as we have deemed necessary for the purposes of rendering this opinion.

In rendering our opinion set forth below, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (other than the Company), that such parties had the requisite corporate status, power, capacity and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have not independently established or verified any facts relevant to this opinion, but have relied upon certificates of officers of the Company, other representatives of the Company and of public officials.

We have also examined the originals or copies of such corporate records of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures and capacity of persons signing documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals and the veracity of all information contained therein, which assumptions we have not independently verified.

Lotz & Company provides its legal services through a law corporation, Lotz Law Corporation

Lotz & Company is a British Columbia law corporation, with lawyers called in the Province of British Columbia, Canada and the State of New York. We have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter opines upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion and make no representation with respect to the effect or applicability of the laws of any other jurisdiction.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and are legally issued, fully paid and non-assessable under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the discussion of this opinion in the Registration Statement, and the reference to our firm under the heading “Experts” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission thereunder.

This opinion is limited to the federal securities laws of the United States and the rules and regulations relating thereto as presently in effect. We express no opinion as to matters relating to the laws, rules or regulations of any other state or jurisdiction that may be applicable to any sale of the Shares, including “blue sky” laws. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to this opinion after the date of effectiveness, including any changes in applicable law which may hereafter occur.

This opinion is for your benefit exclusively in connection with the Registration Statement and may only be relied upon by the addressee hereto and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion may not be relied upon, furnished, quoted from or referred to by you for any other purpose, without our prior written consent. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Yours truly,

/s/ Lotz & Company

Lotz & Company provides its legal services through a law corporation, Lotz Law Corporation